Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

Yoshitsu Boueki Kabushiki Kaisha

(Exact name of Registrant as specified in its charter)

Yoshitsu Co., Ltd

(Translation of Registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (4)	Fee Rate	Amount of Registration Fee
	Equity	Ordinary Shares (1)	–		–	–	–	–	–
	Debt	Debt Securities	–		–	–	–	–	–
Fees to Be Paid	Other	Warrants	–		–	–	–	–	–
	Other	Units	–		–	–	–	–	–
	Unallocated (Universal) Shelf	–	Rule 457(o	)	(2)	(3)	$100,000,000	0.00011020	$11,020.00
Fees Previously Paid	–	–	–		–	–	–	–	–
		Total Offering Amounts					$100,000,000		$11,020.00
		Total Fees Previously Paid							$0
		Total Fee Offset							$0
		Net Fee Due							$11,020.00

(1)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby are registered under a separate registration statement on Form F-6 (Registration No. 333-259717). Each ADS represents one ordinary share.
(2)	The registrant is registering an indeterminate number of securities for offer and sale from time to time at indeterminate prices, which shall have an aggregate offering price not to exceed $100,000,000. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrant, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.
(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure (2)(A)(iii)(b) of Form F-3 under the Securities Act.
(4)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.